Exhibit 10.28(b)
[Form for Essig Annual RSU Grant]
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONTRACT STOCK / RESTRICTED UNITS AGREEMENT
Pursuant to
2003 EQUITY INCENTIVE PLAN
     AGREEMENT, dated as of ____________, 20__, by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and Stuart M. Essig (“Executive”).
     WHEREAS, the Company and Executive previously entered into that certain Second Amended and Restated Employment Agreement dated as of July 27, 2004, as amended by Amendment 2006-1 to the Second Amended and Restated Employment Agreement, Amendment 2008-1 to the Second Amended and Restated Employment Agreement, Amendment 2008-2 to the Second Amended and Restated Employment Agreement and Amendment 2009-1 to the Second Amended and Restated Employment Agreement (such Second Amended and Restated Employment Agreement, as so amended being hereinafter called the “Employment Agreement”), pursuant to which Executive will continue to serve as Chief Executive Officer of the Company, on the terms and conditions set forth and described therein;
     WHEREAS, pursuant to the Employment Agreement, the Company has agreed to grant to Executive an annual equity-based award under the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Compensation Committee of the Board of Directors of the Company, appointed to administer the 2003 Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant to the Executive an annual award for [INSERT YEAR] of an aggregate of [_________] (_________________) shares of contract stock in the form of restricted units (the “Units”) representing the right to receive an equal number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Employment Agreement or the 2003 Plan, as applicable, unless otherwise indicated.
     2. Grant of Units. Pursuant to Section 3.2(c)(i)(C) of the Employment Agreement, Executive is hereby granted, as of ____________, 20__ (the “Grant Date”), deferred compensation in the form of [_________] [(_________________)] Units pursuant to the terms of this Agreement and the 2003 Plan. The Executive’s right to receive the shares of Common Stock underlying the Units shall be subject to forfeiture as provided in Section 4 of this Agreement.
     3. Vesting.
          (a) Subject to paragraph (b) and Section 4 below, the Units shall vest in cumulative installments as follows:
     (i) One-third (1/3) of the Units shall vest on the first anniversary of the Grant Date;
     (ii) One-third (1/3) of the Units shall vest on the second anniversary of the Grant Date; and
     (iii) One-third (1/3) of the Units shall vest on the third anniversary of the Grant Date;
          (b) One hundred percent (100%) of the then outstanding Units shall vest in the event that:
     (i) Executive incurs a Termination of Service (as defined below) (1) by the Company without “Cause” (as defined in Section 4.3 of the Employment Agreement), (2) by the Executive for “Good Reason” (as defined in Section 4.4 of the Employment Agreement), (3) by reason of a “Disability Termination” (as defined in Section 4.2 of the Employment Agreement), (4) by reason of the Executive’s death, (5) as a result of the Employment Agreement (or the Executive’s successor employment agreement with the Company, if any) not being amended, renewed or replaced by a new employment agreement upon the expiration of such agreement on December 31, 2011 or the Extended Expiration Date (as defined below), as applicable; or
     (ii) a “Change in Control” (as defined in the Employment Agreement) that occurs prior to the Executive’s Termination of Service.
          (c) For purposes of this Agreement, (1) “Termination of Service” shall mean the time when the Executive ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, or disability. A Termination of Service shall not include a termination where the Executive is simultaneously reemployed by, or remains employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto; and (2) “Extended Expiration Date” shall mean, in the event that the Executive and the Company enter into (including by way of an automatic extension) a new, amended or renewed employment agreement on or prior to December 31, 2011, the last day of the term of such new, amended or renewed employment agreement.
     4. Forfeiture of Units. Immediately upon a Termination of Service for any reason other than the Executive’s death or Disability, the Executive shall forfeit any and all Units which have not vested or do not vest on or prior to such termination, and the Executive’s rights in any such Units which are not so vested shall terminate, lapse and expire (including the Executive’s right to receive the shares underlying such Units).
     5. Dividend Equivalents. Executive shall be entitled to receive, with respect to all outstanding vested Units (as such Units may be adjusted under Section 8), dividend equivalent amounts equal to the regular quarterly cash dividend payable to holders of Common Stock (to the extent regular quarterly cash dividends are paid) as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding vested Units. Such dividend equivalent amounts shall be aggregated on a quarterly basis while the Units are outstanding and paid to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations) (a “Separation from Service”). For the avoidance of doubt, such dividend equivalent amounts shall only be paid with respect to Units that are vested as of the applicable dividend payment date, and Executive shall not be entitled to receive any dividend equivalent amounts with respect to Units that are not vested as of such dividend payment date. The dividend equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.
     6. Payment of Units.
          (a) The shares of Common Stock underlying Units which are then vested under Section 3(a) or 3(b) (the “Unit Shares”) shall be paid out to Executive within thirty (30) days following the first business day that occurs immediately following the 6-month period after the date of Executive’s Separation from Service.
          (b) All payments of Unit Shares shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value (as defined in the 2003 Plan) as of the date immediately prior to such distribution.
          (c) Any Unit Shares delivered shall be deposited in an account designated by Executive and maintained at a brokerage house selected by Executive. Any such Unit Shares shall be duly authorized, fully paid and non-assessable shares, listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading and, so long as the Company is required to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, registered on a Form S-8 registration statement maintained by the Company, if registration is requested by Executive.
          (d) Except as otherwise provided in this Agreement, Executive shall not be deemed to be a holder of any Common Stock pursuant to a Unit until the date of the issuance of a certificate to him for such shares and, except as otherwise provided in this Agreement, Executive shall not have any rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock covered by a Unit until such shares of Common Stock have been issued to him, which issuance shall not be unreasonably delayed.
          (e) The Company shall be entitled to withhold in cash, shares or deduction from other compensation payable to the Executive any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting, distribution or payment of the Units or the Unit Shares. In satisfaction of the foregoing requirement with respect to the grant, vesting, distribution or payment of the Units or Unit Shares, to the extent permitted by Section 409A of the Code, including Treas. Reg. Section 1.409A-3(j)(4)(vi), the Company shall withhold shares of Common Stock otherwise issuable upon payment of the Units having a Fair Market Value equal to the sums required to be withheld. Subject to the following sentence, the number of shares of Common Stock which shall be so withheld in order to satisfy the Executive’s federal, state and local withholding tax liabilities with respect to the grant, vesting, distribution or payment of the Units or Unit Shares shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local tax purposes that are applicable to such supplemental taxable income. In the event that the number of shares of Common Stock having a Fair Market Value equal to the sums required to be withheld is not a whole number of shares, the number of shares so withheld shall be rounded up to the nearest whole share.
          (f) Executive’s right to receive payment of any amounts under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company.
          (g) After payment in accordance with this Section 6, the Unit Shares may not be sold, transferred or otherwise disposed of by Executive for a period of five days after receipt of such shares by Executive, except that no such restrictions shall apply in the case of a Change in Control or in the event that Unit Shares are sold or withheld in order to satisfy any obligations Executive may have with respect to any applicable tax withholding requirements on vesting or receipt of Unit Shares (including, without limitation, pursuant to Section 6(e) above).
     7. Representations. The Company represents and warrants that this Agreement has been authorized by all necessary action of the Company, has been approved by the Board and is a valid and binding agreement of the Company enforceable against it in accordance with its terms and that the Unit Shares will be issued pursuant to and in accordance with the 2003 Plan, will be listed with NASDAQ or the principal United States securities exchange on which the Common Stock is admitted to trading, and will be validly issued, fully paid and non-assessable shares. The Company further represents and warrants that the grant of Units under this Agreement has been approved by the Company’s Compensation Committee, that the 2003 Plan has and will have sufficient shares available to effect the distribution of the Unit Shares, and that the Company will file a Hart Scott Rodino application with respect to Executive on a timely basis, if necessary, in connection with the acquisition of Unit Shares by Executive under this Agreement.
     8. Changes in the Common Stock and Adjustment of Units.

          (a) In the event the outstanding shares of the Common Stock shall be changed into an increased number of shares, through a share dividend or a split-up of shares, or into a decreased number of shares, through a combination of shares, then immediately after the record date for such change, the number of Units then subject to this Agreement shall be proportionately increased, in case of such share dividend or split-up of shares, or proportionately decreased, in case of such combination of shares. In the event the Company shall issue any of its shares of stock or other securities or property (other than Common Stock which is covered by the preceding sentence), in a reclassification of the Common Stock (including without limitation any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the kind and number of Units subject to this Agreement immediately prior thereto shall be adjusted so that the Executive shall be entitled to receive the same kind and number of shares or other securities or property which the Executive would have owned or have been entitled to receive after the happening of any of the events described above, had he owned the shares of the Common Stock represented by the Units under this Agreement immediately prior to the happening of such event or any record date with respect thereto, which adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
          (b) In the event the Company shall distribute to all holders of the Common Stock evidences of its indebtedness or assets (including leveraged recapitalizations with special cash distributions, but excluding regular quarterly cash dividends), then in each case the number of Units thereafter subject to this Agreement shall be determined by multiplying the number of Units theretofore subject to this Agreement by a fraction, (i) the numerator of which shall be the then current market price per share of Common Stock (as determined in paragraph (c) below) on the record date for such distribution, and (ii) the denominator of which shall be the then current market price per share of the Common Stock less the then fair value (as mutually determined in good faith by the Board and the Executive) of the portion of the assets or evidences of indebtedness so distributed applicable to a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.
          (c) For the purpose of any computation under paragraph (b) of this Section 8, the current market price per share of the Common Stock at any date shall be deemed to be the average of the daily Stock Prices (as defined herein) for 15 consecutive Trading Days (as defined herein) commencing 20 Trading Days before the date of such computation. “Stock Price” for each Trading Day shall be the “Fair Market Value” of the Common Stock (as defined in the 2003 Plan, as in effect on the date of this Agreement) for such Trading Day. “Trading Day” shall be each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the exchange or in the market which is the principal United States market for the Common Stock.
          (d) For the purpose of this Section 8, the term “Common Stock” shall mean (i) the class of Company securities designated as the Common Stock at the date of this Agreement, or (ii) any other class of equity interest resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to the second sentence of Section 8(a) above, the Executive shall become entitled to Units representing any shares other than the Common Stock, thereafter the number of such other shares represented by a Unit shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 8, and the provisions of this Agreement with respect to the shares of Common Stock represented by the Units shall apply on like terms to any such other shares.
          (e) In case of any Change in Control, consolidation of the Company, or merger of the Company with another corporation as a result of which Common Stock is converted or modified, or in case of any sale or conveyance to another corporation of the property, assets and business of the Company as an entirety or substantially as an entirety, the Company shall modify the Units so as to provide the Executive with Units reflecting the kind and amount of shares and other securities and property (or cash, as applicable) that he would have owned or have been entitled to receive immediately after the happening of such Change in Control, consolidation, merger, sale or conveyance had his Units immediately prior to such action actually been shares and, if applicable, other securities of the Company represented by those Units. The provisions of this Section 8(e) shall similarly apply to successive consolidations, mergers, sales or conveyances.
          (f) If the Company distributes rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for the distribution, the Company shall distribute to Executive equivalent amounts of such rights or warrants as if Executive were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding Units. Such rights or warrants shall be exercisable at the same time, on the same terms and for the same price as the rights or warrants distributed to holders of the Common Stock; provided, however, that if such rights or warrants are deemed to be deferred compensation subject to the requirements of Section 409A of the Code, such rights or warrants shall be distributed to Executive in a manner that complies with such requirements.
          (g) In case any event shall occur as to which the provisions of this Section 8 are not applicable but the failure to make any adjustment would not fairly protect the rights represented by the Units in accordance with the essential intent and principles of this Section 8 then, in each such case, the Company shall make an adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 8, necessary to preserve, without dilution, the rights represented by the Units. The Company will promptly notify the Executive of any such proposed adjustment.
          (h) Notwithstanding anything to the contrary contained herein, the provisions of Section 8 shall not apply to, and no adjustment is required to be made in respect of, any of the following: (i) the issuance of shares of Common Stock upon the exercise of any other rights, options or warrants that entitle the holder to subscribe for or purchase such shares (it being understood that the sole adjustment pursuant to this Section 8 in respect of the issuance of shares of Common Stock upon exercise of rights, options or warrants shall be made at the time of the issuance by the Company of such rights, options or warrants, or a change in the terms thereof);

(ii) the issuance of shares of Common Stock to the Company’s employees, directors or consultants pursuant to bona fide benefit plans adopted by the Company’s Board; (iii) the issuance of shares of Common Stock in a bona fide public offering pursuant to a firm commitment offering; (iv) the issuance of shares of Common Stock pursuant to any dividend reinvestment or similar plan adopted by the Company’s Board to the extent that the applicable discount from the current market price for shares issued under such plan does not exceed 5%; and (v) the issuance of shares of Common Stock in any arm’s length transaction, directly or indirectly, to any party.
          (i) Notwithstanding anything in this Agreement to the contrary, in the event of a spin-off by the Company to its shareholders, Executive’s participation in such spin-off with respect to the Units and the adjustment of the Units shall be determined in an appropriate and equitable manner, and it is the intention of the parties hereto that, to the extent practicable, such adjustment shall include an equity interest in the spin-off entity.
          (j) In the event the parties hereto cannot agree upon an appropriate and equitable adjustment to the Units, the services of an independent investment banker mutually acceptable to Executive and the Company shall (at the sole expense of the Company) be retained to determine an appropriate and equitable adjustment, and such determination shall be binding upon the parties.
          (k) Each additional Unit which results from adjustments made pursuant to this Section 8 or the 2003 Plan shall be subject to the same terms and conditions regarding vesting and forfeiture as the underlying Unit to which such additional Unit relates.
          (l) Notwithstanding the foregoing, no adjustment shall be made and no action shall be taken under this Section 8 to the extent that such adjustment or action shall cause the Units to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder (to the extent applicable to the Units).
     9. No Right to Employment. Nothing in this Agreement shall confer upon Executive the right to remain in employ of the Company or any subsidiary of the Company.
     10. Nontransferability. This Agreement shall not be assignable or transferable by the Company (other than to successors of the Company) and this Agreement and the Units shall not be assignable or transferable by the Executive otherwise than by will or by the laws of descent and distribution, and the Units may be paid out during the lifetime of the Executive only to him. More particularly, but without limiting the generality of the foregoing, the Units may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Units contrary to the provisions of this Agreement, and any levy of any attachment or similar process upon the Units, shall be null and void and without effect.
     11. Arbitration, Legal Fees and Expenses. If any contest or dispute shall arise between the Company and Executive regarding any provision of this Agreement, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive during his lifetime in connection with such contest or dispute, pursuant to the provisions of Section 8.1 of the Employment Agreement. The application of this Section 11 (and Section 8.1 of the Employment Agreement) shall survive the termination of the Employment Agreement. The foregoing limitation shall not preclude the Executive’s estate or heirs from recovering reasonable legal fees (and related expenses) in accordance with the provisions hereof in the event that Executive’s estate or heirs initiate or continue any dispute or controversy arising under or in connection with this Agreement after Executive’s death; provided, however, that such reasonable legal fees (and related expenses) are incurred within the six (6)-year period following the date of Executive’s death. Such reimbursement shall be made within ninety (90) days following the resolution of such contest or dispute (whether or not appealed), but not later than the end of the calendar year following the year in which the contest or dispute is resolved, to the extent the Company receives reasonable written evidence of such fees and expenses. The amount of any payment or reimbursement of such fees or expenses in one year shall not affect the amount of payments or reimbursements that are eligible for payment or reimbursement in any subsequent year, and the Executive’s right to such payment or reimbursement of any such fees or expenses shall not be subject to liquidation or exchange for any other benefit. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Princeton, New Jersey in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
     12. Entire Agreement. This Agreement and the Employment Agreement contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise.
     13. Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.
     14. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:
To the Executive:

Stuart M. Essig
311 Enterprise Drive
Plainsboro, NJ 08536
Facsimile: 609-275-9006
To the Company:
Integra LifeSciences Holdings Corporation
311 Enterprise Drive
Plainsboro, NJ 08536
Attention: Chairman
Facsimile: 609-275-9006

(with a copy to the Company’s General Counsel)
     Any notice delivered personally or by courier under this Section 14 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.
     15. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.
     16. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing, this Agreement by the terms of any law, order, rule or regulation, its certificate of incorporation or by-laws, or any agreement to which it is a party.
     17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or Executive’s employment to the extent necessary for the intended preservation of such rights and obligations.
     18. Successors. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and upon the Executive’s beneficiaries, legal representatives or estate, as the case may be.
     19. Construction. Except as would be in conflict with any specific provision herein, this Agreement is made under and subject to the provisions of the 2003 Plan as in effect on the Grant Date and, except as would conflict with the provisions of this Agreement, all of the provisions of the 2003 Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Agreement. In the event of any such conflict, the terms of this Agreement shall govern.
     20. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

     21. Headings. All descriptive headings of sections and paragraphs in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.
     22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     23. Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall in all respects be administered and interpreted in accordance with Section 409A. Notwithstanding anything in the Agreement to the contrary, payment may only be made under the Agreement upon an event and in a manner permitted by Section 409A of the Code. If a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. Any payment to be made upon a termination of employment under this Agreement may only be made upon a Separation from Service. To the extent that any provision of the Agreement would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Contract Stock / Restricted Units Agreement as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS
CORPORATION

By:

Name:
Title:

EXECUTIVE

Stuart M. Essig

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